RAIT Financial Trust Announces First Quarter 2012 Financial Results

PHILADELPHIA, PA — May 3, 2012 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced first quarter 2012 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) per share of $0.21 for the quarter ended March 31, 2012, as compared to AFFO per share of $0.19 for the quarter ended March 31, 2011.

•	Operating income increased to $3.4 million during the quarter ended March 31, 2012 as compared to $1.7 million during the quarter ended March 31, 2011.

•	RAIT funded $72.2 million in loans during the quarter ended March 31, 2012 and received $29.5 million from loan repayments during the quarter ended March 31, 2012. As of March 31, 2012, RAIT has approximately $382.6 million of capital available for investment into eligible bridge, mezzanine and CMBS loans.

•	Rental income increased to $24.8 million during the quarter ended March 31, 2012 from $21.3 million during the quarter ended March 31, 2011.

•	On March 9, 2012, RAIT raised net proceeds of approximately $34.8 million through the issuance of 6.95 million common shares in an underwritten public offering.

•	RAIT increased the quarterly cash dividend by 33% to $0.08 per common share for the quarter ended March 31, 2012 and is introducing dividend guidance for the balance of 2012. At this time, RAIT expects to declare a dividend of at least $0.08 per common share per quarter for the balance of 2012.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “We made good progress in our core CRE businesses during the quarter.  We actively originated, quoted, underwrote and closed on $72 million of commercial real estate loans.  For the first time since the third quarter of 2007, loan production outpaced loan repayments.  Credit quality remained stable within the loan portfolio and the performance of our portfolio of owned commercial real estate properties continued to improve.  We raised approximately $35 million in an underwritten offering to support our new business initiatives and we increased the quarterly common dividend to $0.08 per share.”

First Quarter 2012 Results

RAIT reported AFFO, a non-GAAP financial measure, for the three-month period ended March 31, 2012 of $9.3 million, or $0.21 per share — diluted based on 44.2 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended March 31, 2011 of $6.9 million, or $0.19 per share – diluted based on 37.0 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended March 31, 2012 of $107.0 million, or $2.42 total loss per share — diluted based on 44.2 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the three-month period ended March 31, 2011 of $5.8 million, or $0.16 total earnings per share – diluted based on 37.0 million weighted-average shares outstanding – diluted.

RAIT’s earnings in the first quarter of 2012 were reduced $115.1 million by non-cash mark-to-market increases in the fair value of non-recourse debt issued by RAIT’s consolidated securitizations, Taberna Preferred Funding VIII, Ltd. and Taberna Preferred Funding IX, Ltd. and associated interest rate hedges. This non-cash mark-to-market reduction to earnings was offset by $6.2 million of non-cash mark-to-market increases in the fair value of trading securities and security-related receivables. The net change in fair value of financial instruments as a result of these items was $108.9 million. Non-cash mark-to-market adjustments are excluded from the calculation of AFFO. GAAP book value at March 31, 2012 was $13.67 compared to $18.04 at December 31, 2011.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

RAIT also reported the following:

•	Investments in Real Estate. As of March 31, 2012, RAIT had investments in real estate of $887.1 million as compared to $891.5 million at December 31, 2011. During the three-months ended March 31, 2012, RAIT did not convert any loans to owned real estate.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of directly held investments in real estate increased to 85.0% at March 31, 2012 from 83.6% at December 31, 2011.

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 126.3% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 116.1% with a trigger of 111.7%.

•	Non-Accrual CRE Loans. The unpaid principal balance of RAIT’s non-accrual commercial real estate loan portfolio decreased to $56.1 million at March 31, 2012 as compared to $121.1 million at March 31, 2011.

•	Provision for losses. Provision for losses on RAIT’s commercial real estate loan portfolio decreased to $0.5 million for the quarter ended March 31, 2012 as compared to $2.0 million for the quarter ended March 31, 2011.

•	Dividends. On March 1, 2012, RAIT declared a first quarter common dividend of $0.08 per common share to shareholders of record on March 28, 2012 which was paid on April 27, 2012 and totaled $4.0 million. On May 1, 2012, RAIT’s Board of Trustees declared a second quarter 2012 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends are payable on July 2, 2012 to holders of record on June 1, 2012. On January 24, 2012, RAIT’s Board of Trustees declared a first quarter 2012 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends were paid on April 2, 2012 to holders of record on March 1, 2012 and totaled $3.4 million.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Financial Statistics:
Assets under management	$3,549,029	$3,517,684	$3,633,133	$3,753,290	$3,814,791
Total revenue	$54,245	$56,923	$60,089	$58,863	$58,279
Earnings per share – diluted	$(2.42)	$(0.39)	$(0.55)	$(0.53)	$0.16
Funds from Operations (“FFO”) per share	$(2.25)	$(0.20)	$(0.36)	$(0.34)	$0.33
AFFO per share	$0.21	$0.30	$0.23	$0.22	$0.19
Common dividend declared	$0.08	$0.06	$0.06	$0.06	$0.09(1)
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$990,321	$952,997	$1,064,946	$1,122,898	$1,149,169
Non-accrual loans — unpaid principal	$56,113	$54,334	$89,023	$94,117	$121,054
Non-accrual loans as a % of reported loans	5.7%	5.7%	8.4%	8.4%	10.5%
Reserve for losses	$35,527	$40,565	$50,609	$49,906	$58,809
Reserves as a % of non-accrual loans	63.3%	74.7%	56.8%	53.0%	48.6%
Provision for losses	$500	$500	$500	$950	$1,950
CRE Property Portfolio:
Reported investments in real estate	$887,130	$891,502	$849,232	$851,916	$859,983
Number of properties owned	56	56	48	48	48
Multifamily units owned	8,014	8,014	8,014	8,014	8,311
Office square feet owned	1,786,860	1,786,860	1,786,860	1,786,908	1,786,908
Retail square feet owned	1,358,257	1,358,257	1,114,250	1,116,171	1,116,063
Land	19.90	19.90	7.25	7.25	7.25
Average occupancy data:
Multifamily	90.4%	88.5%	89.8%	88.6%	88.0%
Office	70.7%	69.2%	68.5%	68.8%	70.7%
Retail	66.9%	68.0%	68.9%	62.0%	56.3%

Total	85.0%	83.6%	84.5%	83.1%	82.4%
Average Rent per Unit/Square Foot (2):
Multifamily (3)	$691	$681	$671	$673	$659
Office (4)	$21.53	$20.85	$20.50	$18.39	$17.88
Retail (4)	$10.59	$9.73	$9.55	$6.69	$9.71

(1)	On January 10, 2011, RAIT declared a 2010 annual cash dividend on its common shares of $0.09 per common share, split adjusted. The dividends were paid on January 31, 2011 to holders of record on January 21, 2011.

(2)	Based on properties owned as of March 31, 2012.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM EDT on Thursday, May 3, 2012 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 800.320.2978, access code 66935285. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, May 10, 2012, by dialing 888.286.8010, access code 20606750.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31
	2012	2011
Revenue:
Interest income	$27,956	$33,558
Rental income	24,831	21,290
Fee and other income	1,458	3,431

Total revenue	54,245	58,279
Expenses:
Interest expense	19,348	23,367
Real estate operating expense	13,797	12,617
Compensation expense	5,738	6,544
General and administrative expense	3,825	4,968
Provision for loan losses	500	1,950
Depreciation and amortization	7,663	7,119
Total expenses	50,871	56,565
Operating income	3,374	1,714
Interest and other income (expense)	33	83
Gains (losses) on sale of assets	11	1,415
Gains (losses) on extinguishment of debt	1,574	(537)
Change in fair value of financial instruments	(108,923)	5,611
Income (loss) before taxes and discontinued operations	(103,931)	8,286
Income tax benefit (provision)	267	54

Income (loss) from continuing operations	(103,664)	8,340
Income (loss) from discontinued operations	—	791

Net income (loss)	(103,664)	9,131
(Income) loss allocated to preferred shares	(3,410)	(3,414)
(Income) loss allocated to noncontrolling interests	55	50

Net income (loss) allocable to common shares	$(107,019)	$5,767

Earnings (loss) per share—Basic:
Continuing operations	$(2.42)	$0.14
Discontinued operations	—	0.02

Total earnings (loss) per share—Basic	$(2.42)	$0.16

Weighted-average shares outstanding—Basic	44,150,924	36,618,910

Earnings (loss) per share—Diluted:
Continuing operations	$(2.42)	$0.14
Discontinued operations	—	0.02

Total earnings (loss) per share—Diluted	$(2.42)	$0.16

Weighted-average shares outstanding—Diluted	44,150,924	36,968,120

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	March 31,	December 31,
	2012	2011
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,032,844	$996,363
equity interests
Allowance for losses	(39,715)	(46,082)

Total investments in mortgages and loans	993,129	950,281
Investments in real estate	887,130	891,502
Investments in securities and security-related receivables, at fair value	653,589	647,461
Cash and cash equivalents	53,841	29,720
Restricted cash	153,285	278,607
Accrued interest receivable	41,059	39,455
Other assets	42,648	39,771
Deferred financing costs, net of accumulated amortization of $12,687 and	22,156	23,178
$11,613, respectively
Intangible assets, net of accumulated amortization of $2,477 and $2,337,	2,489	2,629
respectively
Total assets	$2,849,326	$2,902,604

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$172,523	$169,107
Non-recourse indebtedness	1,592,448	1,579,167

Total indebtedness	1,764,971	1,748,274
Accrued interest payable	25,525	22,541
Accounts payable and accrued expenses	18,209	20,825
Derivative liabilities	170,997	181,499
Deferred taxes, borrowers’ escrows and other liabilities	11,046	9,481
Distributions payable	7,402	5,890
Total liabilities	1,998,150	1,988,510
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation	28	28
preference $25.00 per share, 2,760,000 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation	23	23
preference $25.00 per share, 2,258,300 shares issued and outstanding
8.875% Series C cumulative redeemable preferred shares, liquidation	16	16
preference $25.00 per share, 1,600,000 shares issued and outstanding
Common shares, $0.03 par value per share, 200,000,000 shares authorized,	1,489	1,236
49,899,392 and 41,289,566 issued and outstanding
Additional paid in capital	1,777,974	1,735,969
Accumulated other comprehensive income (loss)	(112,284)	(118,294)
Retained earnings (deficit)	(819,802)	(708,671)

Total shareholders’ equity	847,444	910,307
Noncontrolling interests	3,732	3,787
Total equity	851,176	914,094
Total liabilities and equity	$2,849,326	$2,902,604

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three- Month Periods
	Ended March 31
	2012	2011
Funds From Operations (“FFO”):
Net income (loss) allocable to common shares	$(107,019)	$5,767
Adjustments:
Depreciation expense	7,459	6,570
(Gains) Losses on sale of real estate	—	—

Funds from operations	$(99,560)	$12,337

Funds from Operations per share	$(2.25)	$0.33

Weighted-average shares — diluted	44,150,924	36,968,120

Adjusted Funds From Operations (“AFFO”):
Funds from Operations	$(99,560)	$12,337
Adjustments:
Change in fair value of financial instruments	108,923	(5,611)
(Gains) Losses on debt extinguishment	(1,574)	537
Capital expenditures, net of direct financing	(248)	(362)
Straight-line rental adjustments	(306)	(919)
Amortization of deferred items and intangible assets	1,526	673
Share-based compensation	557	259

Adjusted Funds from Operations	$9,318	$6,914

Adjusted Funds from Operations per share	$0.21	$0.19

Weighted-average shares — diluted	44,150,924	36,968,120

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.